UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2006

CNL Retirement Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-32607	59-3491443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Ave.	32801
Orlando, Florida	(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code: 407-650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On May 1, 2006, CNL Retirement Properties, Inc. (the "Company") entered into a renewal agreement (the "2006 Renewal Agreement") with CNL Retirement Corp., the Company's advisor (the "Advisor"), with respect to the Advisory Agreement dated as of May 14, 2004 between the Company and the Advisor (the "Advisory Agreement") as previously amended in 2005, pursuant to which the Advisory Agreement was renewed for an additional one-year term commencing on May 3, 2006, and ending on May 3, 2007.   Such renewal was approved by the Board of Directors of the Company (after recommendation of the independent directors) at a meeting on April 28, 2006.

The Advisory Agreement was filed as Exhibit 10.2 to Post-Effective Amendment No. One to the Company's Registration Statement on Form S-11 filed June 14, 2004. The 2006 Renewal Agreement will be filed with the Company’s next Quarterly Report on Form 10-Q.

In prior filings with the Securities and Exchange Commission, the Company inadvertently identified the date of the Advisory Agreement as May 3, 2004.  As set forth above, the Advisory Agreement is dated as of May 14, 2004.

Item 9.01.	Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

CNL RETIREMENT PROPERTIES, INC.

Date: May 4, 2006	/s/ Clark Hettinga
Clark Hettinga
Chief Financial Officer and Senior Vice President